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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith, relating to the common stock, $0.01 par value, of United States Antimony Corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated:  May 9, 2002


                                                  /s/ Al W. Dugan
                                          -------------------------------------
                                                  Al W. Dugan


                                          DELAWARE ROYALTY COMPANY, INC.


                                                  /s/ Al W. Dugan
                                          -------------------------------------
                                          Al W. Dugan, President


                                          ANGLO EXPLORATION CORPORATION


                                                  /s/ Al W. Dugan
                                          -------------------------------------
                                          Al W. Dugan, President


                                          HOUSTON RESOURCES CORPORATION


                                                  /s/ Al W. Dugan
                                          -------------------------------------
                                          Al W. Dugan, President